UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting on April 28, 2011 at its corporate headquarters in Lincoln, Rhode Island.  The following are the matters submitted to a vote of the shareholders:

a.	Number of Directors

The proposition to fix the total number of directors at nine, of which three shall be Class A directors and six shall be Class B directors was approved by the vote of 8,005,762 Class A common shares in favor, 76,874 against, 2,032,382 abstaining, and by the vote of 1,804,800 Class B common shares in favor and none against or abstaining.

b.	Election of Directors
	The following directors were elected by the Class A shareholders:
		For	Withheld	Non-Votes
	Harlan M. Kent	8,683,617	28,416	1,402,885
	Andrew J. Parsons	7,911,877	800,256	1,402,885
	Frances P. Philip	8,684,357	27,776	1,402,885

	The following directors were elected by the unanimous vote of 1,804,800 Class B shares:

	Russell A. Boss
	David G. Whalen
	Bernard V. Buonanno, Jr.
	Edward J. Cooney
	Jacob C. Gaffey
	Dwain L. Hahs

c.	Approval of amendment to Omnibus Incentive Plan

The proposition to approve an amendment to the Company’s Omnibus Incentive Plan by increasing the number of shares of common stock reserved for issuance thereunder by 900,000 was approved by the vote of 6,139,425 Class A common shares in favor, 2,567,413 against, 5,295 abstaining, 1,402,885 Non-Votes and by the vote of 1,804,800 Class B common shares in favor and none against or abstaining.

Section 8 - Other Events

Item 8.01 - Other Events.

On April 28, 2011, the registrant issued News Releases to announce the names and qualifications of two members of its Board of Directors newly elected at the April 28, 2011 annual meeting.  Copies of these News Releases are attached hereto as Exhibits 99.1 and 99.2, which are incorporated herein by reference.

Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	News Release - Frances P. Philip
99.2	News Release - Jacob C. Gaffey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: May 2, 2011	TINA C. BENIK (Tina C. Benik) Vice President, Legal and Human Resources Corporate Secretary